Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated November 21, 2006, with respect to the combined financial statements and schedule of The Microwave Communications Division of Harris Corporation and subsidiaries included in the Harris Stratex Networks, Inc.’s prospectus filed with the Securities and Exchange Commission on January 8, 2007 pursuant to Rule 424(b) in the Registration Statement (Form S-8 No. 333-          ) dated February 5, 2007 pertaining to the Stratex Networks, Inc. 1990 Innova Stock Option Plan, the Stratex Networks, Inc. (formerly known as Digital Microwave Corporation) 1994 Stock Incentive Plan, the Stratex Networks, Inc. (formerly known as Digital Microwave Corporation) 1996 Non-Officer Employee Stock Option Plan, the Stratex Networks, Inc. (formerly known as Digital Microwave Corporation) 1998 Non-Officer Employee Stock Option Plan, the Stratex Networks, Inc. 1999 Stock Incentive Plan, the Stratex Networks, Inc. 2002 Stock Incentive Plan, and the Harris Stratex Networks, Inc. 2007 Stock Equity Plan.
/s/ Ernst & Young LLP
Ernst & Young LLP
Certified Public Accountants
Raleigh, North Carolina
February 2, 2007